Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES’ THIRD QUARTER

DILUTED EPS RISE 136% TO A RECORD $2.86

Diluted EPS for the Nine Months Ended October 31, 2014 Rise 250% to $8.20

Repays All Bank Debt on Consolidated Plants and

Authorizes Repurchase of Additional 500,000 Shares

Dayton, Ohio, (December 4, 2014) -- REX American Resources Corporation (NYSE: REX) today reported record financial results for its fiscal 2014 third quarter (“Q3 ’14”) ended October 31, 2014. The Company also announced that its Board of Directors approved a 500,000 share increase in the number of shares in its common stock repurchase plan. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2907

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q3 ’14 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five remaining plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q3 ’14 net sales and revenue were $138.5 million, compared with $166.2 million in Q3 ’13, principally reflecting reduced ethanol and distillers grains pricing. As a result of lower corn prices and strong ethanol crush spread margins in Q3 ’14, the Company’s gross profit rose to $36.5 million, from $18.0 million in the prior year period. Reflecting the continued strength of ethanol industry metrics, Q3 ’14 equity in income of unconsolidated ethanol affiliates increased to $8.8 million, compared with $3.3 million in Q3 ’13, leading to net income from continuing operations before income taxes and non-controlling interests in Q3 ’14 of $40.6 million, compared with $15.9 million in Q3 ’13.

Net income attributable to REX shareholders in Q3 ’14 rose to $23.3 million, compared with $9.9 million in Q3 ’13, while Q3 ’14 diluted net income per share attributable to REX common shareholders rose to a record $2.86 per share, compared to $1.21 per share in Q3 ’13. Per share results in Q3 ’14 and Q3 ’13 are based on 8,170,000 and 8,179,000 diluted weighted average shares outstanding, respectively.

REX CEO, Stuart Rose, commented, “REX’s consolidated ethanol plants and minority interests in ethanol production facilities continue to benefit from the positive industry environment, the efficiency of our plants, and our operating disciplines. These factors drove record third quarter net income and diluted EPS, which further strengthened our already solid financial foundation. At October 31, 2014 cash and cash equivalents rose 56% to approximately $164.3 million, compared to the fiscal 2013 year-end levels, even as we allocated approximately $8.3 million to share repurchases during the quarter.

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REX American Resources Q3’ 14 Results, 12/4/14	page 2

“During the third quarter, we also continued to allocate cash from operations to reduce consolidated plant-level debt. At the end of the fiscal third quarter, consolidated plant-level debt was $33.5 million, marking a $28.5 million, or 46% decrease, compared to 2014 Q2 consolidated plant level debt of $62.0 million. As a result, interest expense declined by 53%, compared to Q3 ’13, while our debt-to-capital ratio dropped to 9% from 16% at the end of Q2 and 21% at January 31, 2014. Subsequent to the end of fiscal third quarter, we paid off the $33.5 million debt balance on our two consolidated plants.”

Balance Sheet

At October 31, 2014, REX had cash and cash equivalents of $164.3 million, $48.5 million of which was at the parent company and $115.8 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $105.1 million at January 31, 2014, $63.3 million of which was at the parent company and $41.8 million of which was at its consolidated ethanol production facilities.

REX repurchased 121,200 common shares in Q3 ’14 at an average price of $68.58. In Q4 ’14 to date, the Company repurchased an additional 57,610 common shares at an average price of $68.19. Combining the 500,000 common share repurchase authorization announced today with the 101,096 shares remaining from the prior authorization, the Company now has the authority to repurchase up to 601,096 shares of its common stock. Reflecting all common share repurchases to date, REX has 8,003,221 shares outstanding

At October 31, 2014, REX had lease agreements, as landlord for four former retail store locations. REX also has a seasonal (temporary) lease agreement, as landlord, for one former retail store location. In addition, REX has four owned former retail stores that were vacant at October 31, 2014, which it is marketing to either lease or sell. The current net book value for the Company’s remaining real estate holdings is approximately $3.6 million. The real estate segment revenue reflects rental income derived from these sites.

Segment Income Statement Data:

	Three Months Ended		Nine Months Ended
($ in thousands)	October 31,		October 31,
	2014	2013	2014	2013
Net sales and revenue:
Alternative energy (1)	$138,363	$166,039	$444,323	$519,653
Real estate (2)	91	149	299	348
Total net sales and revenues	$138,454	$166,188	$444,622	$520,001

Gross profit (loss):
Alternative energy (1)	$36,506	$18,002	$111,940	$37,918
Real estate (2)	(9)	26	17	6
Total gross profit	$36,497	$18,028	$111,957	$37,924

Segment profit (loss):
Alternative energy segment (1)	$41,412	$16,491	$121,797	$34,231
Real estate segment (2)	(34)	(35)	(63)	(179)
Corporate expense, net	(801)	(604)	(2,319)	(2,010)
Income from continuing operations before income taxes and non-controlling interests (2)	$40,577	$15,852	$119,415	$32,042

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth and approximately 1% for NuGen.
(2)	Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

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REX American Resources Q3’ 14 Results, 12/4/14	page 3

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
Average selling price per gallon of ethanol	$1.89	$2.25	$2.06	$2.32
Average selling price per ton of dried distillers grains	$145.87	$228.00	$181.54	$244.29
Average selling price per ton of modified distillers grains	$41.78	$93.50	$68.19	$117.47
Average cost per bushel of grain	$3.64	$6.24	$4.14	$6.95
Average cost of natural gas (per mmbtu)	$4.69	$4.02	$6.41	$4.24

Segment Balance Sheet Data:

	October 31, 2014	January 31, 2014
Assets:
Alternative energy	$416,703	$356,589
Real estate	4,145	4,722
Corporate	49,530	66,557
Total assets	$470,378	$427,868

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of October 31, 2014 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	112.2	74%	83.0
NuGen Energy, LLC (Marion, SD)	115.0	99%	113.9
Patriot Holdings, LLC (Annawan, IL)	122.7	27%	33.1
Big River Resources West Burlington, LLC (West Burlington, IA)	109.2	10%	10.9
Big River Resources Galva, LLC (Galva, IL)	120.1	10%	12.0
Big River United Energy, LLC (Dyersville, IA)	124.8	5%	6.2
Big River Resources Boyceville, LLC (Boyceville, WI)	57.2	10%	5.7
Total	761.2	n/a	264.8

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REX American Resources Q3’ 14 Results, 12/4/14	page 4

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities, which in aggregate shipped approximately 761 million gallons of ethanol over the twelve month period ended October 31, 2014. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended October 31, 2014) by the ethanol production facilities in which it has ownership interests was approximately 265 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, transportation delays, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q3’ 14 Results, 12/4/14	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Net sales and revenue	$138,454	$166,188	$444,622	$520,001
Cost of sales	101,957	148,160	332,665	482,077
Gross profit	36,497	18,028	111,957	37,924
Selling, general and administrative expenses	(4,353)	(4,589)	(15,369)	(12,530)
Equity in income of unconsolidated ethanol affiliates	8,780	3,331	24,322	9,558
Interest and other income	103	69	243	158
Interest expense	(454)	(964)	(1,737)	(3,039)
Gains (losses) on derivative financial instruments, net	4	(23)	(1)	(29)
Income from continuing operations before income taxes and non-controlling interests	40,577	15,852	119,415	32,042
Provision for income taxes	(12,126)	(5,261)	(40,049)	(11,034)
Income from continuing operations including non-controlling interests	28,451	10,591	79,366	21,008
Income from discontinued operations, net of tax	—	287	5	556
Gain on disposal of discontinued operations, net of tax	138	600	136	732
Net income including non-controlling interests	28,589	11,478	79,507	22,296
Net income attributable to non-controlling interests	(5,249)	(1,611)	(12,518)	(3,097)
Net income attributable to REX common shareholders	$23,340	$9,867	$66,989	$19,199

Weighted average shares outstanding – basic	8,170	8,140	8,157	8,154

Basic income per share from continuing operations	$2.84	$1.10	$8.19	$2.19
Basic income per share from discontinued operations	—	0.04	—	0.07
Basic income per share on disposal of discontinued operations	0.02	0.07	0.02	0.09
Basic net income per share attributable to REX common shareholders	$2.86	$1.21	$8.21	$2.35

Weighted average shares outstanding – diluted	8,170	8,179	8,168	8,197

Diluted income per share from continuing operations	$2.84	$1.10	$8.18	$2.18
Diluted income per share from discontinued operations	—	0.04	—	0.07
Diluted income per share on disposal of discontinued operations	0.02	0.07	0.02	0.09
Diluted net income per share attributable to REX common shareholders	$2.86	$1.21	$8.20	$2.34
Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$23,202	$8,980	$66,848	$17,911
Income from discontinued operations, net of tax	138	887	141	1,288
Net income	$23,340	$9,867	$66,989	$19,199

Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q3’ 14 Results, 12/4/14	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands) Unaudited

	October 31, 2014	January 31, 2014
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$164,267	$105,149
Restricted cash	—	500
Accounts receivable	10,586	16,486
Inventory	11,496	19,370
Refundable income taxes	—	268
Prepaid expenses and other	5,029	4,891
Deferred taxes-net	—	2,146
Total current assets	191,378	148,810
Property and equipment-net	197,645	202,258
Other assets	5,831	5,388
Equity method investments	75,524	71,189
Restricted investments and deposits	—	223
TOTAL ASSETS	$470,378	$427,868
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long term debt	$19,000	$12,226
Accounts payable – trade	9,066	6,626
Deferred taxes	3,400	—
Derivative financial instruments	—	1,141
Accrued expenses and other current liabilities	19,511	12,147
Total current liabilities	50,977	32,140
LONG TERM LIABILITIES:
Long term debt	14,500	63,500
Deferred taxes	19,597	19,613
Other long term liabilities	1,904	1,862
Total long term liabilities	36,001	84,975
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,791	144,051
Retained earnings	424,090	357,101
Treasury stock, 21,793 and 21,753 shares, respectively	(229,731)	(222,170)
Total REX shareholders’ equity	339,449	279,281
Non-controlling interests	43,951	31,472
Total equity	383,400	310,753
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$470,378	$427,868

- statements of cash flows follow -

REX American Resources Q3’ 14 Results, 12/4/14	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Nine Months Ended October 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$79,507	$22,296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, impairment charges and amortization	12,480	13,178
Income from equity method investments	(24,322)	(9,558)
Gain on disposal of real estate and property and equipment	(209)	(989)
Dividends received from equity method investments	19,881	200
Deferred income	—	(590)
Derivative financial instruments	(1,141)	(1,249)
Deferred income tax	5,323	8,241
Excess tax benefit from stock option exercises	(441)	—
Changes in assets and liabilities:
Accounts receivable	5,900	293
Inventories	7,874	8,613
Other assets	728	1,933
Accounts payable-trade	2,075	2,589
Accrued expenses and other liabilities	7,406	(1,529)
Net cash provided by operating activities	115,061	43,428
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,107)	(2,159)
Restricted cash	500	(500)
Repayment of loan receivable	—	681
Restricted investments and deposits	273	280
Proceeds from sale of real estate and property and equipment	596	3,406
Net cash (used in) provided by investing activities	(6,738)	1,708
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt Loan	(42,226)	(18,520)
Stock options exercised	931	794
Payments to noncontrolling interests holders	(39)	(5)
Excess tax benefit from stock option exercises	441	—
Treasury stock acquired	(8,312)	(3,079)
Net cash used in financing activities	(49,205)	(20,810)
NET INCREASE IN CASH AND CASH EQUIVALENTS	59,118	24,326
CASH AND CASH EQUIVALENTS-Beginning of period	105,149	69,073
CASH AND CASH EQUIVALENTS-End of period	$164,267	$93,399
Non cash investing activities – Accrued capital expenditures	$615	$198
Non cash investing activities – Loan receivable granted in connection with sale of real estate	$475	$—

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